SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 4, 2013

KENERGY SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-120507	20-1862816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vladimira Rolovica 158 Suite #7 Belgrade Serbia Europe	11030
(Address of principal executive offices)	(Zip Code)

+35627781221

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Material Events

Item 2.02, Results of Operations and Financial Condition;

On or about July 3 2013 the company and or its agents received a “demand” notice from its transfer agent Fidelity Transfer to issue (sign) what appears to be flawed documents (see attached) releasing approximately 220 Million shares to Asher Enterprises, as free trading stock.

The incoming new management requested proof of debt of this claim. The new management requires this documentation to make a determination as to what and how to best settle this or any other claim without the need to issue any additional shares from the treasury. The company was advised by its transfer agent that it does not need to furnish the company with any documentation as the “existing documentation” which the company has not seen calls for immediate stock issuance.

The preferred shareholder received the following email on or about July 3 2013.  “please have the new President sign off on this.  Thank you.  These shares are going out today but it would be appreciated if you would have this signed off”. (See attached Fidelity Transfer request.) The preferred shareholder advised the transfer agent that at present stage the issuer KNSC has nominal operations and that the solar or tech business based in New Jersey was spun out. At this point the issuer until the new merger is finalized as per the 8k LOI filed on or about July 1 2013 may be considered by some to be a shell. The preferred shareholder advised the transfer agent that these shares may not be convertible, and will require a USA based securities lawyer to issue a legal opinion before these certs should be released. Moreover the management and the preferred shareholder do not feel comfortable signing off on the Rule 144 request to lift the legend on the 220 Million shares, for the aforementioned reasons. Notwithstanding, the issuer was advised by Fidelity Transfer agent that they intend to lift the restrictive legend from the Rule 144 shares as the previous management and its board pre signed certain documents and resolutions. The KNSC management its advisors and the preferred shareholder have demanded production of these documents

For that reason and other reasons aforementioned the Company is of the opinion that its transfer agent is acting as rouge party issuing KNSC certificates without its consent. The management hereby terminates its relationship with this transfer agent forthwith; as shareholders and the company interests are being compromised. Moreover the transfer agent is not acting genuine and in good faith. There also appears to be some sort of cash payments ($500.00) distributed between Fidelity and Asher without KNSC management knowledge and consent, and some other arrangements which are cryptic and seem to be self-serving in nature. EXIBIT “A” July 4, 2013

The company has passed a resolution to advise DTCC of the transfer agent issue begging the DTCC for assistance in not honouring any certificates issued by this transfer agent on behalf of the company dated June 3 2013 without a proper registration statement or an exemption and specifically and shares issued to Asher Enterprises without a proper duly authorized company representative signature including a good and valid legal opinion by a qualified SEC approved attorney without any current or past SEC administrative notices or infractions.

Since July 1 2013 the company has received 4 different demand for payment notices totaling about $90,000 excluding Asher Enterprises whose involvement and depth of “debit” remains cryptic and unknown. The company has requested from all of its creditors (similar to Asher) to have them furnish the company with supporting documentation proving their claims. The company management has passed a resolution of non dilution or “lock up” whereby no more than $100,000 of company debt issued before July 1 2013 by its ex management can or will be converted to common shares per month. The company intends to make an informal settlement offer(s) to all of its creditors’ on a case by case basis. The entire corporate exposure is totalling well over $2 Million Dollars (the overhang).

On or about July 1 2013 Company management executed an LOI to acquire the rights tittle interest license and or operations of a Maltese based entity www.pantufagroup.com consisting of on line type brokerage business in the space of Forex Options and Bullion. These entities operate under various trade names such as www.spotfx.com www.optionese.com www.trustvault.com In addition a much smaller Forex only firm based in Seychelles www.pointzerofx.com expressed interest in folding under the Pan Tufa umbrella and simultaneously merge all into KNSC.

KEY STAFF Manuel Canales

Additionally, as per the LOI previously filed (July 1 2013) and the targeted media entity the company management solicited key staff Mr. Manuel Canales for the purpose of accumulating assets and distribution. This company primarily focus and engagement is in development of fractional real estate ownership. The company also maintains a media division that acts an aggregator that offers radio media and social media type advertising through 140 radio stations in Canadian markets such as Vancouver Toronto and Ottawa. This company has secured an allotment of $35 million dollars of air time and secures its space in $5 million dollar media block buys. This revenue is split at a ratio of 50-50% with the content provider . In other words this company has the potential to earn $17,5 million dollars per annum on a net income basis. The company also engages in barter transactions which may bring significant asset base into KNSC company as a whole.

The company has completed its due diligence of Seychelles based www.pointzerofx.com operation. At present KNSC has very little or no operation since the vend out of its previous business. Because of the overhang as outlined in 1.3 above the new management intends to

1.	ascertain the extent of the corporate debt,
2.	the hostility level of its creditor’s,
3.	the depth of the toxic financing and recourses
4.	secure the service of a non-bias or neutral transfer agent whose actions will in no way harm the company its shareholders valuation
5.	Complete a name change to better reflect the business activities Point Zero Fx business model and the aforementioned targeted entities described in section 1.4 and 1.5
6.	Evaluate the best course of action regarding the overhang including but not limited to seeking protection and reorganization under Chapter 11 USA bankruptcy protection.

The company has made alternative financial arrangements to allow it to complete all of the sub steps of item 1.6 without the need to dilute or issue any further common stock or engage in any sort of toxic financing.

Item 2.05, Costs Associated with Exit or Disposal Activities

COMMON SHARE AUDIT AND SUMMARY

KENERGY SCIENTIFIC/MINA MAR GROUP (MMG) PREFERED SHAREHOLDER TRANSACTION SUMMARY

Before LOI

Common Authorized 4,000,000,000

Common (Non-Glynn) Float 1,815,350,607

Common Issued (Including Glynn) 3,017,475,719

After Signing LOI, Prior to Closing

MMG Deposit Paid $7,500.00

Common Authorized Increased to 10,000,000,000

Glynn Issued New Common 2,200,000,000

Glynn Prior Existing 1,202,125,112

Total Glynn After New Issued 3,402,125,112

Common (non-Glynn) Float 1,815,350,607

Total Common Issued 5,217,475,719

At Closing

MMG paid further $17,500.00 in cash

Debt reduction to ex Management $20,000

Ex management retains $180,000.00 accrued salary debt

Ex management retains 202,125,112 shares.

Glynn Transfers All Class B Shares to Mina Mar 10,000

Glynn Transfers Common Shares to Mina Mar 3,200,000,000

Total Common Issued (All shareholders) 5,217,475,719

Mina Mar Control is: 3,200,000,000/5,217,475,719 = 61%

MMG Cost base of 61% control shares 0.0000140625 excluding any financing soft costs and debt settlements over and above the purchase price

__________________________________________________________

THE FLOAT

The common share float is 1,815,350,607

3,402,125,112 is the Restricted Control Stock

Save and except any unauthorized stock issued by Fidelity Transfer to Asher Enterprises and or addressing the overhang of Section 1.3 and 1.6 the management does not foresee its common share float structure to change for the foreseeable future.

VALUATION PROTECTION

The management has commenced legal consultation to claw back any unauthorized shares issued by Fidelity Transfer to Asher Enterprises or others and intends to vigorously pursue recovery to the full extent of the law.

Risk Factors

An investment in our Company involves a risk of loss.

Because of the overhang aforementioned in Section 1.3 and 1.6 of this filing you should carefully consider the risks described below, before you make any investment decision regarding our Company. Additional risks, and uncertainties, including those generally affecting the market in which we operate or those we currently deem immaterial, may also impair our business. If any such risks actually materialize, our business, financial condition and operating results could be adversely affected. In such case, the trading price of our common stock could decline.

The following risk factors are not exhaustive and the risks discussed herein do not purport to be inclusive of all possible risks but are intended only as examples of possible investment risks.

Risks Related to Our Business

WE NEED TO RAISE ADDITIONAL CAPITAL WHICH MAY NOT BE AVAILABLE TO US OR MIGHT NOT BE AVAILABLE ON FAVORABLE TERMS.

We will need additional funds to implement our business plan as our business model requires significant capital expenditures. We will need substantially more capital to execute our business plan. Our future capital requirements will depend on a number of factors, including our ability to grow our revenues and manage our business. Our growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions. If we are successful in raising equity capital, because of the number and variability of factors that will determine our use of the capital, our ultimate use of the proceeds may vary substantially from our current plans. We expect that our management will have considerable discretion over the use of equity proceeds.

INDEBTEDNESS MAY BURDEN US WITH HIGH INTEREST PAYMENTS AND HIGHLY RESTRICTIVE TERMS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

As a matter of Company policy, our financial plans will limit our debt exposure to a reasonable level. However, a significant amount of indebtedness could increase the possibility that we may be unable to generate sufficient revenues to service the payments on indebtedness, when due, including principal, interest and other amounts.

To the extent that we need to convert United States dollars into foreign currencies for our operations, appreciation of the foreign currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations.

OUR STRATEGY FOR GROWTH MAY INCLUDE JOINT VENTURES, STRATEGIC ALLIANCES AND MERGERS AND ACQUISITIONS, WHICH COULD BE DIFFICULT TO MANAGE.

The successful execution of the our growth strategy may depend on many factors, including identifying suitable companies, negotiating acceptable terms, successfully consummating the corporate relationships and obtaining the required financing on acceptable terms. We may be exposed to risks that we may incorrectly assess new businesses and technologies. We could face difficulties and unexpected costs during and after the establishment of corporate relationships.

Acquisitions may be foreign acquisitions which would add additional risks including political, regulatory and economic risks related to specific countries as well as currency risks.

WE MAY BE EXPOSED TO TAX AUDITS.

Our U.S. federal and state tax returns may be audited by the U.S. Internal Revenue Service (the “IRS”). An audit may result in the challenge and disallowance of deductions claimed by us. Further, an audit could lead to an audit of one or more of our investors and ultimately result in attempts to adjust investors’ tax returns with respect to items unrelated to us. We are unable to guarantee the deductibility of any item that we acquire. We will claim all deductions for federal and state income tax purposes which we reasonably believe that we are entitled to claim. In particular, we will elect to treat as an expense for tax purposes all interest, management fees, taxes and insurance. The IRS may disallow any of the various elements used in calculating our expenses, thereby reducing federal income tax benefits of an investment. To the extent that any challenge or disallowance is raised in connection with a tax return filed by an individual shareholder, the cost of any audit and/or litigation resulting there from would be born solely by the affected shareholder. In the event the IRS should disallow any of our deductions, the directors, in their sole discretion, will decide whether to contest such disallowance. No assurance can be given that in the event of such a contest the deductions would be sustained by the courts. If the disallowance of any deductions results in an underpayment of tax, investors could also be responsible for interest on the underpayments.

Risks Related to our Industry

RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the information contained in this prospectus before deciding whether or not to purchase our common stock. The risks and uncertainties described below are those that our management currently believes may significantly affect us. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed and investors in our common stock could lose part or all of their investment in our shares The numbers preceding the risk factors below are for ease of reference only and are not intended as a ranking of such risk factors.

RISKS RELATED TO OUR TARGETED MERGER BUSINESS

The U.S. commercial real estate recovery, although slow, has been visible in improved fundamentals, capital availability, asset pricing and transactions. REITs continue to outperform others, primarily due to higher liquidity and relatively easy access to capital markets. However, the commercial real estate recovery appears to be unsteady, with increased “caution” given the nation’s stalled economic recovery, which is due, in part, to sovereign debt problems and economic stagnation in Europe as well as slowing growth in emerging markets such as China and India.

In Canada, the shortage of product (evidenced by real estate investment trusts (REITs) buying portfolios and private funds buying REITs) and very low current vacancy rates suggest more demand-side price upside, even though the large development pipeline may temper rent growth. The strong Canadian dollar is a problem for the domestic economy, though positive for Canadian institutions going global - a trend expected to increase in 2013.

These factors, combined with pervasive condo overbuilding, are resulting in "Are we at the top?" questions in Canada. On the other hand, in the U.S., the early signs of a housing recovery are triggering the question: "Is the U.S. at the bottom?" The lack of development is providing confidence for investors making value-add acquisitions, and core class A product is expensive everywhere. Thus, as Canada appears to have reached a short-term top in pricing, the U.S. is just beginning to get its sea legs.

-Capital markets are challenging for real estate firms, as lenders and investors continue to scrutinize property type, location, and sponsorship. Continued uncertainty around the European sovereign debt crisis is adding to the pressure.

-High vacancy rates have taken their toll on real estate companies, but are easing to varying degrees around the country. The strongest improvements have been seen in apartments, office, and industrial properties. Retail vacancy rates have also improved to a lesser degree.

-Declining asset values have led property owners and management companies to reduce operating expenses, including the postponement of building. Asset values could rise if job creation continues in metropolitan areas and vacancy rates continue to improve.

-Insurers remain concerned about widespread environmental claims, including contaminated drywall and mold/indoor air quality claims in the commercial and habitation segments, and chlorinated solvent claims in the retail and industrial segments.

WE DO NOT HAVE AN INDEPENDENT AUDIT OR COMPENSATION COMMITTEE, THE ABSENCE OF WHICH COULD LEAD TO CONFLICTS OF INTEREST OF OUR OFFICERS AND DIRECTORS AND WORK AS A DETRIMENT TO OUR SHAREHOLDERS.

We do not have an independent audit or compensation committee. The absence of an independent audit and compensation committee could lead to conflicts of interest of our officers and directors, which could work as a detriment to our shareholders.

By: _______________________

Zoran Cvetojevic Chairman

EXIBIT “A” July 4, 2013

Kenergy Scientific Inc (KNSC)

On Wed, Jul 3, 2013 at 9:02 PM, Kenneth Glynn <inventionsunlimited@yahoo.com> wrote:

Hi Miro,

We discussed Asher a couple of times and I understand your feelings, but Asher only does loans where there is a standing Board Resolution approving a three way agreement wherein the TA automatically issues the shares upon reipt of the Notice, Calcs, legal opinion and Tax basis forms.  So Fidelity is obligated to issue the shares, unless you assert error in the docs or calcs. we sent you the entire Asher file and all of the agrements and docs are in the file.  Due to the Holiday tomorrow, I think Kevin can wait one business day (til Friday) to issue, but ultimately, unless you can convince Kevin of an error or mistake, Kevin must issue the shares.  Asher is no fun, but is very diligent in their Notices and related docs. Ken

Ken / Kevin;

Thank You for your email.

Ken while you have been quite accommodating and offering assistance in the transition we were literally ambushed on July 3 and told some 220 million shares would be issued to Mazuma now Asher. We were right in a middle of the 1st company meeting going through all the records and working out a plan of action to eliminate all company debt. We had key staff on Skype video commerce from Europe plus the CEO Manuel Canales Teresa Rubio the Secretary when all hell broke loose and the world was going to end unless Asher received a quarter billion shares immediately. (The thread of emails between Fidelity and our offices on behalf of the issuer follows my signature line)

  We have not received any proof of any Asher documents. We are simply asking for copies of these documents.
  We don’t see the registration statement of these shares. If this is an exemption under what Rule are you relying upon?
  We are asking for a copy of the payment a copy of the subscription agreement and a copy of the legal opinion.
  I bring your attention to the last three 8k filings. In summary until a new merger is in KNSC the company is a shell. Kevin response “On Wed, Jul 3, 2013 at 6:23 PM, <fidelitytransfer@yahoo.com> wrote:

We received a legal opinion that the company is not a shell.  Contact Asher directly please . unfortunately we don't really have a choice as we have received everything we need to issue the shares.  Thanks and sorry for the problem.  I don't want to be in the middle of this.” When did you receive this legal opinion? May we see a copy? The 8ks are self-explanatory there is no current business in KNSC. Under what SEC Rule do you expect to do this conversion? As it stands KNSC is a shell. Whist the management has 70 or so days to avoid the shell status and rank as it stands this co is a shell.

While we can understand that everyone seems to have a cozy “ole boys club” relationship with Mazuma / Asher we do not wish to participate in any circumvention or any US Federal or State laws. This comment speaks volumes. On Wed, Jul 3, 2013 at 5:53 PM, Kevin Kopaunik <kevin@fidelitytransfer.com> wrote:

Miro, The agreement we have signed with ASHER stipulates that we need no more information from the issuer to release these shares.  I can give you until Monday to get this resolved otherwise we can be in breach of our agreement with ASHER and Kenergy.  I have cc;d Asher on this email. Please contact them directly ASAP. That agreement is between you and Asher it does not include the Company the current officers the current preferred shareholder or exemption from the SEC. In summary you have no authority to release these shares without proper authorization.

What exactly does “I can send a check for $500 with more money coming on each subsequent conversion.” Our question remains unanswered On Wed, Jul 3, 2013 at 7:12 PM, Corporate Account <miro@minamargroup.com> wrote: How much more toxic financing do they have to convert?

  Who is paying you the company or the financier? How does this work?
  What exactly does this comment mean? This should get the company back and current long before we are finished with our existing notes. Current from what? Your bills? Is this what it’s all about? In good conscience and with our commitment to being a good corporate citizen, our fiduciary duty to the common shareholders we cannot have any part in this manipulative process.
  We need to see the documents upon which these shares are being issued. If it is a debt conversion we need to see the repayment rights. While you did tell us Asher is owed about $20,000 that does not constitute issuing 220 million shares at 0004. If they are owed $20,000 and with reasonable non usury interest rate and fees we will pay them direct but we do not wish to have additional 220 million shares issued.
  We have not received the detailed excel list of all creditors nor these Asher documents

We do not believe that our request is unreasonable. We believe the management has the right to inspect and verify all documents before any shares are issued. What is the rush? Why the sudden run to the cashiers cage?.

You had made a request to convert your $180,000 debt and I advised you that there’s two separate issues that affect your conversion. One is the 90 day holdover as you were the CEO of the Company and second that the company is temporarily ranked a shell. The SEC rules are clear as a bell that no conversions can be done on a shell. We also offered to buy your debt out on a discounted all cash basis.

Why would Asher debt (if there is a debt in a first place) have super priority over anyone else? Again save and except that everyone has a cozy relationship with Asher and these $500.00 favors are freely exchanged my (and the management) questions above remain unanswered.

We advised you that debt conversion’s are toxic which spawn DTCC chills which virtually wipe out any and all shareholder values.

By this email and effective immediate (July 4 2013) the board of Directors of KNSC has decided to terminate the services of the transfer agent Fidelity Transfer as their interests do not appear to be of neutral in nature, but rather counterproductive to the company’s and shareholders’ interests.

The company intends to file an 8k material event notifying the market and all broker dealers not to accept any unauthorized certificates issued by the KNSC ex management and Fidelity Trust

We caution you NOT to release or issue any shares of KNSC without management prior approval and consent.

We intend to protect our and company shareholders interests to the full extent of the law

For your information KNSC legal advisors have been notified in cc and bcc of this email correspondence.

Govern yourselves accordingly

Regards

Miro Zecevic

From: Kenneth Glynn [mailto:inventionsunlimited@yahoo.com]
Sent: Wednesday, July 03, 2013 1:16 PM
To: Kevin Kopaunik; teresa@minamargroup.com; miro@minamargroup.com; Heidi Sadowski
Subject: Re:

Hi Kevin and Heidi,

Miro, please have the new President sign off on this.  Thank you.  These shares are going out today but it would be appreciated if you would have this signed off.-Kevin

Ken,

Although because of the terms of our agreement, I don’t need this to issue the shares, it would be appreciated if you would sign off and send back Thanks.  Have a happy 4th and I hope all is well.

---------- Forwarded message ----------
From: Corporate Account <miro@minamargroup.com>
Date: Wed, Jul 3, 2013 at 7:16 PM
Subject: Re: KNSC reply URGENT
To: fidelitytransfer@yahoo.com

We need full subscription agreement proof of payment legal opinion

The company is adamant that the stock be NOT released

They are threatening with a damming PR naming both Asher and your co

Can we let this co breathe a bit? They are nice people this is robbery

Tx

Miro

On Wed, Jul 3, 2013 at 7:14 PM, Corporate Account <miro@minamargroup.com> wrote:

Please send us proof of this letter

fax 1 416 3521428

Tx

On Wed, Jul 3, 2013 at 7:12 PM, Corporate Account <miro@minamargroup.com> wrote:

How much more toxic financing do they have to convert?

Tx

On Wed, Jul 3, 2013 at 6:23 PM, <fidelitytransfer@yahoo.com> wrote:

We received a legal opinion that the company is not a shell.  Contact Asher directly please . unfortunately we don't really have a choice as we have received everything we need to issue the shares.  Thanks and sorry for the problem.  I don't want to be in the middle of this.

Kevin Kopaunik

On Jul 3, 2013, at 4:06 PM, Corporate Account <miro@minamargroup.com> wrote:

Kevin

The company may be a shell. We need to get an opinion.

The current management will not hold you in breach

What is the cash amount due to them?

The stock is up 200% and all of a sudden everyone has their hand out

We find the timing dubious

Also the legend does not come off "automatically after a year".

Do not release the stock the management is new inexperienced and may over react!  My advice to them is to seek chapter 11 as the pit is bottomless here! The act may be subject to a claw back by the trustee plus if KNSC is a shell (we are trying to determine that but that is what it looks like at this point) Conversion may be an SEC violation.

I know the new management has been asking for proof of payment and so far not many have been able to pass that test. They need more time than Monday.

Regards

Miro

On Wed, Jul 3, 2013 at 5:53 PM, Kevin Kopaunik <kevin@fidelitytransfer.com> wrote:

Miro, The agreement we have signed with ASHER stipulates that we need no more information from the issuer to release these shares.  I can give you until Monday to get this resolved otherwise we can be in breach of our agreement with ASHER and Kenergy.  I have cc;d Asher on this email. Please contact them directly ASAP.

From: minamargroup@gmail.com [mailto:minamargroup@gmail.com] On Behalf Of Corporate Account
Sent: Wednesday, July 03, 2013 3:26 PM
To: Kevin Kopaunik
Cc: Kenneth Glynn; teresa@minamargroup.com; Heidi Sadowski
Subject: Re:

Kevin

Please do not release any shares. This needs to be done by a board resolution. The company management has not even had a chance to review any documents. They will require further proof due to the " relationship " of Asher

Regards

Miro

On Wed, Jul 3, 2013 at 3:21 PM, Kevin Kopaunik <kevin@fidelitytransfer.com> wrote:

Miro, please have the new President sign off on this.  Thank you.  These shares are going out today but it would be appreciated if you would have this signed off.-Kevin

Ken,

Although because of the terms of our agreement, I don’t need this to issue the shares, it would be appreciated if you would sign off and send back Thanks.  Have a happy 4th and I hope all is well.

From: Kenneth Glynn [mailto:inventionsunlimited@yahoo.com]
Sent: Wednesday, July 03, 2013 1:16 PM
To: Kevin Kopaunik; teresa@minamargroup.com; miro@minamargroup.com; Heidi Sadowski
Subject: Re:

Hi Kevin and Heidi,

Effective yesterday, I am no longer affiliated with Kenergy Scientific, Inc. You can email Teresa or Miro at the emails set forth above, and copy me in on whatever you need to make this transition.  The new President is Charles Zein, but I think Teresa may be your first beneficial contact. I will sign off as you may require.

 I thank you and your staff for the unwavering support in the past through the turmoil, and especially the extended kindnesses when Alex had his near tragic accident.  You will always be looked up to and in our prayers, as you did for Alex.  (He is still crippled and with the brain injuries, but his spirits are high, he walks (very difficultly) about 1/2 mile a day now and his processing skills and inventive skills have returned.) If you're ever in this part of the US please let me know so that I can buy you dinner!

Sincerely,  Ken Glynn

From: Kevin Kopaunik <kevin@fidelitytransfer.com>
To: 'Zachary Naidich' <znaidich@kbmworldwide.com>
Cc: KENNETH GLYNN <inventionsunlimited@yahoo.com>
Sent: Wednesday, July 3, 2013 2:29 PM
Subject: RE:

Zack, Ken

I need a sellers rep and cost basis/instruction letter please(attached).

From: Zachary Naidich [mailto:znaidich@kbmworldwide.com]
Sent: Wednesday, July 03, 2013 10:59 AM
To: Kevin Kopaunik
Subject:

Kevin,

I have to run into a meeting in the city before the holiday but if you can get the KNSC cert out today I can send a check for $500 with more money coming on each subsequent conversion. This should get the company back and current long before we are finished with our existing notes. Assuming this works for you, I can be reached on my cell phone at 917.887.0181 or you can just respond to this email. Thanks, enjoy your long weekend.

--

Sincerely,

Zachary Naidich

Asher Enterprises, Inc.

516.498.9890

To: Kenneth Glynn

Via email inventionsunlimited@yahoo.com

From: Kevin Kopaunik

Fidelity Transfer Company

Re: Kenergy Scientific, Inc. Certificate(s) to be originally issued free trading to:

ASHER ENTERPRISES, INC. for 215,000,000

Date: July 3, 2013 Total pages sent – 1

Letter Type: ______ 6 Month Holding Period, Non-Affiliate, Fully Reporting Company ONLY

___XX__1 Year Holding Period, Non-Affiliate, Non-Reporting/Reporting Company

Affiliate Transaction

- - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1

The above referenced transfer has been presented to us requesting the restriction to be removed on a total of 215,000,000 CLASS A common shares in concert with Rule 144 (or under another registration exemption), as amended. (Any remaining shares that do not meet the above referenced requirements of Rule 144 (or under another registration exemption) may be issued back to the stockholder with the restrictive legend.)

Please review and provide written authorization to release the restrictive legend and proceed with the transfer request.

By signing this authorization, you attest that your Company has researched and can find no reason the restrictions should not be removed and meets the appropriate SEC regulations regarding this issue. That you have specific knowledge about this transaction and the shares have been held an appropriate amount of time as required under Rule 144 (or under another registration exemption). Further, the undersigned attests that either the

Issuer is not currently a shell company and has never been or if it has been a shell company, then:

1. At least one (1) year has elapsed since the Issuer has ceased to be a shell company.

2. The Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

3. The Issuer has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act during the preceding 12 months.

4. At least one (1) year has elapsed from the time the Issuer filed current Form 10 type information with the commission reflecting its status as an entity that is not a shell company.

5. If this transfer/sale is requested by an affiliate of the Issuer, we attest that all 144 or other registration exemption requirements have been met,

including but not limited to, that enough public information requirements have been met by the Issuer as required by Rule 144 , as amended, for this particular sale.

The issuer has received the full purchase price or other consideration/compensation for these shares at least one year ago or 6 months if this is a fully reporting company, current in its filings and enough public information exists.

By signing below, you are also giving Fidelity Transfer Company the authority to remove the restrictive legend from shares/certificate that may not be in conjunction with a sale. You have spoken to your securities attorney or other competent advisor and believe the removal of the restriction without a sale would be appropriate in this case (if the shareholder is a non-affiliate.)

Further, if this is a Reporting Issuer restriction removal request (as checked below) of less than one (1) year but greater than 6 months, we attest that there i s and has been current public information available for at least 90 days prior to the sale per 144(c). If we are a non reporting issuer then we attest that we have complied with all provisions of 144(c) including all reporting, submission or posting requirements.

We attest and certify that all provisions of rule 144(or under another registration exemption) have been met, and that thi s transaction is in no way an attempt at circumventing any registration provisions of Federal or State securities laws.

Should you have any questions, please feel free to contact me at the below referenced number otherwise, we thank you in advance for your kind and prompt attention in this matter.

If unable to provide authorization for this transfer, please provide under separate cover, the terms of rejection so that we might provide adequate information to the submitting broker or shareholder.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

We are considered:) (check one) _____ Fully Reporting Company and current on all filings

____ Non-Reporting Company

Kenergy Scientific, Inc. provides authorization to proceed with the above referenced transfer request and agree with related footnotes. I certify that I am authorized to sign on behalf of the Issuer and Board of Directors and have read in entirety the wording stated above and attest them as true. (A Corporate Officer must sign.)

Kenneth Glynn President

Signature Printed name Title Date

1

These shares have not been previously issued but are being originally issued free trading pursuant to a PROMISSORY NOTE with a

“tacking period” of at least ONE YEAR.

2

Or considered fully reporting but not current on its filings

8915 SOUTH 700 EAST, SUITE 102 * SANDY, UTAH 84070 * 801-562-1300 * FAX 801-233-0589

EMAIL: info@fidelitytransfer.com * www.fidelitytransfer.com

2

EXIBIT “A” July 4, 2013

Kenergy Scientific Inc (KNSC)

On Wed, Jul 3, 2013 at 9:02 PM, Kenneth Glynn <inventionsunlimited@yahoo.com> wrote:

Hi Miro,

We discussed Asher a couple of times and I understand your feelings, but Asher only does loans where there is a standing Board Resolution approving a three way agreement wherein the TA automatically issues the shares upon reipt of the Notice, Calcs, legal opinion and Tax basis forms.  So Fidelity is obligated to issue the shares, unless you assert error in the docs or calcs. we sent you the entire Asher file and all of the agrements and docs are in the file.  Due to the Holiday tomorrow, I think Kevin can wait one business day (til Friday) to issue, but ultimately, unless you can convince Kevin of an error or mistake, Kevin must issue the shares.  Asher is no fun, but is very diligent in their Notices and related docs. Ken

Ken / Kevin;

Thank You for your email.

Ken while you have been quite accommodating and offering assistance in the transition we were literally ambushed on July 3 and told some 220 million shares would be issued to Mazuma now Asher. We were right in a middle of the 1st company meeting going through all the records and working out a plan of action to eliminate all company debt. We had key staff on Skype video commerce from Europe plus the CEO Manuel Canales Teresa Rubio the Secretary when all hell broke loose and the world was going to end unless Asher received a quarter billion shares immediately. (The thread of emails between Fidelity and our offices on behalf of the issuer follows my signature line)

1.	We have not received any proof of any Asher documents. We are simply asking for copies of these documents.
2.	We don’t see the registration statement of these shares. If this is an exemption under what Rule are you relying upon?
3.	We are asking for a copy of the payment a copy of the subscription agreement and a copy of the legal opinion.
4.	I bring your attention to the last three 8k filings. In summary until a new merger is in KNSC the company is a shell. Kevin response “On Wed, Jul 3, 2013 at 6:23 PM, <fidelitytransfer@yahoo.com> wrote:

We received a legal opinion that the company is not a shell.  Contact Asher directly please . unfortunately we don't really have a choice as we have received everything we need to issue the shares.  Thanks and sorry for the problem.  I don't want to be in the middle of this.” When did you receive this legal opinion? May we see a copy? The 8ks are self-explanatory there is no current business in KNSC. Under what SEC Rule do you expect to do this conversion? As it stands KNSC is a shell. Whist the management has 70 or so days to avoid the shell status and rank as it stands this co is a shell.

While we can understand that everyone seems to have a cozy “ole boys club” relationship with Mazuma / Asher we do not wish to participate in any circumvention or any US Federal or State laws. This comment speaks volumes. On Wed, Jul 3, 2013 at 5:53 PM, Kevin Kopaunik <kevin@fidelitytransfer.com> wrote:

Miro, The agreement we have signed with ASHER stipulates that we need no more information from the issuer to release these shares.  I can give you until Monday to get this resolved otherwise we can be in breach of our agreement with ASHER and Kenergy.  I have cc;d Asher on this email. Please contact them directly ASAP. That agreement is between you and Asher it does not include the Company the current officers the current preferred shareholder or exemption from the SEC. In summary you have no authority to release these shares without proper authorization.

What exactly does “I can send a check for $500 with more money coming on each subsequent conversion.” Our question remains unanswered On Wed, Jul 3, 2013 at 7:12 PM, Corporate Account <miro@minamargroup.com> wrote: How much more toxic financing do they have to convert?

5.	Who is paying you the company or the financier? How does this work?
6.	What exactly does this comment mean? This should get the company back and current long before we are finished with our existing notes. Current from what? Your bills? Is this what it’s all about? In good conscience and with our commitment to being a good corporate citizen, our fiduciary duty to the common shareholders we cannot have any part in this manipulative process.
7.	We need to see the documents upon which these shares are being issued. If it is a debt conversion we need to see the repayment rights. While you did tell us Asher is owed about $20,000 that does not constitute issuing 220 million shares at 0004. If they are owed $20,000 and with reasonable non usury interest rate and fees we will pay them direct but we do not with to have additional 220 million shares issued.
8.	We have not received the detailed excel list of all creditors nor these Asher documents

We do not believe that our request is unreasonable. We believe the management has the right to inspect and verify all documents before any shares are issued. What is the rush? Why the sudden run to the cashiers cage?.

You had made a request to convert your $180,000 debt and I advised you that there’s two separate issues that affect your conversion. One is the 90 day holdover as you were the CEO of the Company and second that the company is temporarily ranked a shell. The SEC rules are clear as a bell that no conversions can be done on a shell. We also offered to buy your debt out on a discounted all cash basis.

Why would Asher debt (if there is a debt in a first place) have super priority? Again save and except that everyone has a cozy relationship with Asher and these $500.00 favors are freely exchanged my questions above remain unanswered.

We advised you that debt conversion’s are toxic which spawn DTCC chills which virtually wipe out any and all shareholder values.

By this email and effective immediate (July 4 2013) the board of Directors of KNSC has decided to terminate the services of the transfer agent Fidelity Transfer as their interests do not appear to be of neutral in nature, but rather counterproductive to the company’s and shareholders’ interests.

The company intends to file an 8k material event notifying the market and all broker dealers not to accept any unauthorized certificates issued by the KNSC ex management and Fidelity Trust

We caution you NOT to release or issue any shares of KNSC without management prior approval and consent.

We intend to protect our and company shareholders interests to the full extent of the law

For your information KNSC legal advisors have been notified in cc and bcc of this email corespondance.

Govern yourselves accordingly

Regards

Miro Zecevic

From: Kenneth Glynn [mailto:inventionsunlimited@yahoo.com]
Sent: Wednesday, July 03, 2013 1:16 PM
To: Kevin Kopaunik; teresa@minamargroup.com; miro@minamargroup.com; Heidi Sadowski
Subject: Re:

Hi Kevin and Heidi,

Miro, please have the new President sign off on this.  Thank you.  These shares are going out today but it would be appreciated if you would have this signed off.-Kevin

Ken,

Although because of the terms of our agreement, I don’t need this to issue the shares, it would be appreciated if you would sign off and send back Thanks.  Have a happy 4th and I hope all is well.

---------- Forwarded message ----------
From: Corporate Account <miro@minamargroup.com>
Date: Wed, Jul 3, 2013 at 7:16 PM
Subject: Re: KNSC reply URGENT
To: fidelitytransfer@yahoo.com

We need full subscription agreement proof of payment legal opinion

The company is adamant that the stock be NOT released

They are threatening with a damming PR naming both Asher and your co

Can we let this co breathe a bit? They are nice people this is robbery

Tx

Miro

On Wed, Jul 3, 2013 at 7:14 PM, Corporate Account <miro@minamargroup.com> wrote:

Please send us proof of this letter

fax 1 416 3521428

Tx

On Wed, Jul 3, 2013 at 7:12 PM, Corporate Account <miro@minamargroup.com> wrote:

How much more toxic financing do they have to convert?

Tx

On Wed, Jul 3, 2013 at 6:23 PM, <fidelitytransfer@yahoo.com> wrote:

We received a legal opinion that the company is not a shell.  Contact Asher directly please . unfortunately we don't really have a choice as we have received everything we need to issue the shares.  Thanks and sorry for the problem.  I don't want to be in the middle of this.

Kevin Kopaunik

On Jul 3, 2013, at 4:06 PM, Corporate Account <miro@minamargroup.com> wrote:

Kevin

The company may be a shell. We need to get an opinion.

The current management will not hold you in breach

What is the cash amount due to them?

The stock is up 200% and all of a sudden everyone has their hand out

We find the timing dubious

Also the legend does not come off "automatically after a year".

Do not release the stock the management is new inexperienced and may over react!  My advice to them is to seek chapter 11 as the pit is bottomless here! The act ay be subject to a claw back by the trustee plus if KNSC is a shell (we are trying to determine that but that is what it looks like at this point) Conversion may be an SEC violation.

I know the new management has been asking for proof of payment and so far not many have been able to pass that test. They need more time than Monday.

Regards

Miro

On Wed, Jul 3, 2013 at 5:53 PM, Kevin Kopaunik <kevin@fidelitytransfer.com> wrote:

Miro, The agreement we have signed with ASHER stipulates that we need no more information from the issuer to release these shares.  I can give you until Monday to get this resolved otherwise we can be in breach of our agreement with ASHER and Kenergy.  I have cc;d Asher on this email. Please contact them directly ASAP.

From: minamargroup@gmail.com [mailto:minamargroup@gmail.com] On Behalf Of Corporate Account
Sent: Wednesday, July 03, 2013 3:26 PM
To: Kevin Kopaunik
Cc: Kenneth Glynn; teresa@minamargroup.com; Heidi Sadowski
Subject: Re:

Kevin

Please do not release any shares. This needs to be done by a board resolution. The company management has not even had a chance to review any documents. They will require further proof due to the " relationship " of Asher

Regards

Miro

On Wed, Jul 3, 2013 at 3:21 PM, Kevin Kopaunik <kevin@fidelitytransfer.com> wrote:

Miro, please have the new President sign off on this.  Thank you.  These shares are going out today but it would be appreciated if you would have this signed off.-Kevin

Ken,

Although because of the terms of our agreement, I don’t need this to issue the shares, it would be appreciated if you would sign off and send back Thanks.  Have a happy 4th and I hope all is well.

From: Kenneth Glynn [mailto:inventionsunlimited@yahoo.com]
Sent: Wednesday, July 03, 2013 1:16 PM
To: Kevin Kopaunik; teresa@minamargroup.com; miro@minamargroup.com; Heidi Sadowski
Subject: Re:

Hi Kevin and Heidi,

Effective yesterday, I am no longer affiliated with Kenergy Scientific, Inc. You can email Teresa or Miro at the emails set forth above, and copy me in on whatever you need to make this transition.  The new President is Charles Zein, but I think Teresa may be your first beneficial contact. I will sign off as you may require.

 I thank you and your staff for the unwavering support in the past through the turmoil, and especially the extended kindnesses when Alex had his near tragic accident.  You will always be looked up to and in our prayers, as you did for Alex.  (He is still crippled and with the brain injuries, but his spirits are high, he walks (very difficultly) about 1/2 mile a day now and his processing skills and inventive skills have returned.) If you're ever in this part of the US please let me know so that I can buy you dinner!

Sincerely,  Ken Glynn

From: Kevin Kopaunik <kevin@fidelitytransfer.com>
To: 'Zachary Naidich' <znaidich@kbmworldwide.com>
Cc: KENNETH GLYNN <inventionsunlimited@yahoo.com>
Sent: Wednesday, July 3, 2013 2:29 PM
Subject: RE:

Zack, Ken

I need a sellers rep and cost basis/instruction letter please(attached).

From: Zachary Naidich [mailto:znaidich@kbmworldwide.com]
Sent: Wednesday, July 03, 2013 10:59 AM
To: Kevin Kopaunik
Subject:

Kevin,

I have to run into a meeting in the city before the holiday but if you can get the KNSC cert out today I can send a check for $500 with more money coming on each subsequent conversion. This should get the company back and current long before we are finished with our existing notes. Assuming this works for you, I can be reached on my cell phone at 917.887.0181 or you can just respond to this email. Thanks, enjoy your long weekend.

--

Sincerely,

Zachary Naidich

Asher Enterprises, Inc.

516.498.9890

RESOLUTION

To the Board of Directors of:

KENERGY SCIENTIFIC, INC. (KNSC)

I, Zoran Cvetojevic Chairman of the Board hereby confirm that by unanimous decision of the KNSC Board of Directors a resolution was passed resolution of non-dilution or “lock up” whereby no more than $100,000 of company debt issued before July 1 2013 by its ex management can or will be converted to common shares per month. The company intends to make an informal settlement offers to all of its creditors’ on a case by case basis. The entire corporate exposure is totalling well over $2 Million Dollars.

Dated this 4th day of July, 2013.

Zoran Cvetojevic

RESOLUTION

To the Board of Directors of:

KENERGY SCIENTIFIC, INC. (KNSC)

I, Zoran Cvetojevic Chairman of the Board hereby confirm that by unanimous decision of the KNSC Board of Directors a resolution was passed to advise DTCC of the transfer agent issue begging the DTCC for assistance in not honouring any certificates issued by this transfer agent on behalf of the company dated June 3 2013 without a proper registration statement or an exemption and specifically and shares issued to Asher Enterprises without a proper duly authorized company representative signature including a good and valid legal opinion by a qualified SEC approved attorney without any current or past SEC administrative notices or infractions.

Dated this 4th day of July, 2013.

Zoran Cvetojevic

RESOLUTION

To the Board of Directors of:

KENERGY SCIENTIFIC, INC. (KNSC)

I, Zoran Cvetojevic Chairman of the Board hereby confirm that by unanimous decision of the KNSC Board of Directors a resolution was passed to terminate the services of the current transfer agent Fidelity Transfer .

Dated this 4th day of July, 2013.

Zoran Cvetojevic

From: Manuel Canales <knscpublico@gmail.com>
Date: Thu, Jul 4, 2013 at 7:58 PM
Subject: Termination of services of Transfer Agent Fidelity Trust
To: Kevin Kopaunik <kevin@fidelitytransfer.com>

Dear Sir

I am the newly appointed CEO/COO of Kenergy (KNSC)

By this email and effective immediate (July 4 2013)  the board of Directors of KNSC has decided to terminate the services of the transfer agent Fidelity Transfer as their interests do not appear to be of neutral in nature, but rather counterproductive to the company’s and shareholders’ interests.

The company intends to file an 8k material event notifying the market and all broker dealers not to accept any unauthorized certificates issued by the KNSC ex management and Fidelity Trust

We caution you NOT to release or issue any shares of KNSC without management prior approval and consent.

We intend to protect our and company shareholders interests to the full extent of the law.

Regards,

Manuel Canales